UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/15/2011

Savient Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15313

DE	13-3033811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Tower Center
East Brunswick, NJ 08816
(Address of principal executive offices, including zip code)

732-418-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 12, 2011, David Gionco was replaced by Kenneth J. Zuerblis as Chief Financial Officer & Treasurer of Savient Pharmaceuticals, Inc. (the "Company"). Mr. Gionco has been offered a position to remain with the Company as a Group Vice President in Finance.

(c) On September 12, 2011, Mr. Zuerblis, age 53, was appointed Executive Vice President, Chief Financial Officer & Treasurer of the Company and will serve as principal financial officer of the Company.

Mr. Zuerblis served as Chief Financial Officer and Senior Vice President of ImClone Systems, which develops targeted biologic cancer treatments, from March 2008 through 2009. Prior to joining ImClone, Mr. Zuerblis served as Chief Financial Officer of Enzon Pharmaceuticals Inc., a biotechnology company, from 1994 through 2005, and Corporate Controller from 1991 through 1994. Mr. Zuerblis currently serves as a director on the board of Immunomedics Inc., a biopharmaceutical company, and sits on its Audit and Compensation Committees, and as a director of the board of Resverlogix Corporation, a biotechnology company, and is chair of its Audit Committee .

In connection with his joining the Company, Mr. Zuerblis and the Company entered into an employment agreement (the "Agreement"), which has an initial term of three years and, each anniversary thereafter, automatically renews for one additional year unless earlier terminated by the Company or Mr. Zuerblis. Under the Agreement, Mr. Zuerblis is entitled to receive the following:

        -                 an annual base salary in an amount established from time to time by the Board, but at no time less than an annualized rate of $375,000 per year;

        -                 participation in the Company's short-term incentive bonus program. The percentage of Mr. Zuerblis' base salary targeted as annual short-term incentive compensation will be 52.5% (the "Targeted Annual Bonus Award"). The amount of annual short-term incentive, if any, to be awarded to Mr. Zuerblis will be at the sole discretion of the Board or the Compensation and Human Resources Committee of the Board (the "Committee"), may be less or more than the Targeted Annual Bonus Award, and will be based on a number of factors set in advance by the Board or Committee for each calendar year, including the Company's performance and the Executive's individual performance;

        -                 participation in the Company's long-term incentive bonus program;

        -                 participation in any of the Company's qualified defined benefit and defined contribution retirement plans; and

        -                 such other benefits and perquisites as the Board or the Committee may determine from time to time to provide.

Pursuant to the Agreement, the Company granted to Mr. Zuerblis on September 12, 2011, a stock option to purchase 300,000 shares of the Company's common stock, with an exercise price equal to the closing price of the Company's common stock on the September 12, 2011 date of grant, a ten year term, and that will vest and become exercisable as to 25,000 shares at the end of each three-month period following September 12, 2011. In addition, Mr. Zuerblis shall be granted on the date in 2012 when annual equity grants are made to the members of the Company's senior management team, a time-based stock option to purchase 100,000 shares of the Company's common stock, with an exercise price equal to the closing price of the Company's common stock on the date of grant, a ten year term, and that will vest and become exercisable as to an equal number of shares of the grant on each of the first, second and third anniversaries of the grant date.

The Agreement provides that if Mr. Zuerblis' employment with the Company is terminated by the Company without cause or by Mr. Zuerblis with good reason prior to the date of announcement of a transaction that leads to a change of control of the Company, Mr. Zuerblis will be entitled to receive, along with certain other payments set forth in the Agreement, (i) an amount equal to Mr. Zuerblis' annual base salary established for the fiscal year in which the termination occurs, (ii) an amount equal the Targeted Annual Bonus Award established for the fiscal year in which the termination occurs, and (iii) a continuation of the welfare benefits of heath care, life and accidental death and dismemberment and disability insurance coverage for two years. In addition, any time-based vesting awards held by Mr. Zuerblis will become fully vested and exercisable, as applicable, and all restrictions to which such awards may be subject will immediately lapse. Further, if a change of control of the Company is consummated on or prior to the first anniversary of the effective date of Mr. Zuerblis' termination, then, prior to the consummation of such change of control, (a) the Company will deliver to Mr. Zuerblis, in exchange for no consideration, the number of shares of the Company's common stock forfeited upon termination of employment pursuant to unvested performance-based restricted stock awards and (b) all other equity awards held by Mr. Zuerblis will accelerate in full.

If, on or after the date of the announcement of a transaction that leads to a change of control of the Company and up to 12 months following the date of such change of control, Mr. Zuerblis' employment with the Company is terminated by the Company other than for cause, death or "disability" (as such term in defined in the Agreement) or by Mr. Zuerblis for good reason, Mr. Zuerblis will be entitled to receive, in lieu of all other benefits provided under the Agreement and along with certain other payments set forth in the Agreement, (i) one-and-one-half times Mr. Zuerblis' annual base salary established for the fiscal year in which the effective date of termination occurs, (ii) one-and-one-half times the Targeted Annual Bonus Award established for the fiscal year in which the effective date of termination occurs, and (iii) a continuation of the welfare benefits of heath care, life and accidental death and dismemberment and disability insurance coverage for two-and-one-half years. Further, in the event of a change of control of the Company during the term of the Agreement, all of Mr. Zuerblis' outstanding equity awards will become fully vested and exercisable and all restrictions on such awards shall immediately lapse, and Mr. Zuerblis will be entitled to receive a "success bonus" of between $0.8 million and $2.0 million, the actual amount to be based upon the date of a change of control of the Company and the price at which the Company's stock is sold in such transaction.

In the event of a termination due to death or disability during the term of the Agreement, Mr. Zuerblis will be entitled to receive (i) his base salary through the effective date of termination and (ii) his unpaid Targeted Annual Bonus Award, established for the fiscal year in which such termination is effective, pro rated to the effective date of termination.

The Agreement contains non-competition and non-solicitation provisions that will restrict Mr. Zuerblis from soliciting any employee of the Company for a period of 12 months following his termination of employment for any reason, from engaging in activities competitive with the business of the Company, or soliciting any customer or client of the Company, for a period of six months following his termination of employment for any reason.

The foregoing summary of certain terms of the Agreement is qualified in its entirety by the text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The terms "cause", "good reason" and "disability" are defined in the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement.

The full text of the press release issued in connection with these events is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: September 15, 2011	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Employee Agreement
EX-99.1	Press Release dated September 12, 2011